UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         December 1, 2005

SUN HEALTHCARE GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
18831 Von Karman, Suite 400
Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

          We are filing this Form 8-K to provide current financial information relating to the acquisition by Sun Healthcare Group, Inc. of Peak Medical Corporation. Exhibit 99.1 includes audited financial information for the years ended December 31, 2004 and 2003 for Peak Medical Corporation. Exhibit 99.2 includes unaudited financial information for the nine months ended September 30, 2005 and 2004 for Peak Medical Corporation. Exhibit 99.3 includes pro forma information giving effect to the proposed business combination of Sun Healthcare Group, Inc. and Peak Medical Corporation pursuant to the Agreement and Plan of Merger, dated as of May 16, 2005 as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of July 7, 2005, and Amendment No. 2 to Agreement and Plan of Merger, dated as of September 16, 2005.

Item 9.01  Financial Statements and Exhibits

99.1(1)	Audited Consolidated Financial Information for Peak Medical Corporation for the years ended December 31, 2004 and 2003.

99.2	Unaudited Consolidated Financial Information for Peak Medical Corporation for the nine months ended September 30, 2005 and 2004.

99.3

Unaudited Pro Forma Consolidated Financial Information of Sun Healthcare Group, Inc. and Peak Medical Corporation as of September 30, 2005, and for the year ended December 31, 2004 and the nine months ended September 30, 2005.

______________________________

(1)	Incorporated by reference from the Proxy Statement filed with the Securities and Exchange Commission by Sun Healthcare Group, Inc. on September 22, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Sr. Vice President and Corporate Controller

Dated:  December 1, 2005